UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 28, 2015

CYRUSONE INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	001-35789	46-0691837
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1649 West Frankford Road

Carrollton, TX 75007

(Address of Principal Executive Office)

Registrant’s telephone number, including area code: (972) 350-0060

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02              Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

General Counsel

On July 29, 2015, CyrusOne Inc. (the “Company”) announced that its Vice President, General Counsel and Secretary, Thomas W. Bosse, will be leaving the Company on August 31, 2015 and will be replaced by Robert M. Jackson as Executive Vice President and General Counsel, effective August 31, 2015.  This announcement is more fully described in the press release attached as Exhibit 99.1 to this Current Report on Form 8-K.

Mr. Jackson will be responsible for providing leadership on all legal matters including transactions, governance, compliance, litigation and risk management, and will report to the Company’s President and Chief Executive Officer, Gary Wojtaszek.  Most recently, Mr. Jackson served as Executive Vice President and Chief Administrative Officer of Storage Post, a privately held owner and operator of self-storage facilities, headquartered in Atlanta, Georgia, where he led the legal, accounting and human resources functions.  Prior to that, Mr. Jackson was Senior Vice President and General Counsel for Atlanta based Cousins Properties Incorporated (NYSE: CUZ), where he was responsible for the delivery of comprehensive legal services and provided executive leadership to the human resources and information technology departments.  Mr. Jackson was previously a partner at Troutman Sanders LLP, an international law firm headquartered in Atlanta, where he advised public and private clients in connection with tax, corporate and real estate matters, specializing in partnerships and joint ventures.  In connection with his appointment, a subsidiary of the Company, CyrusOne LLC (the “Subsidiary”), and Mr. Jackson entered into an Employment Agreement, dated as of July 31, 2015, which is attached hereto as Exhibit 10.1.

In connection with Mr. Bosse’s departure, the Subsidiary and Mr. Bosse entered into a Separation Agreement dated as of July 31, 2015 (the “Separation Agreement”).  The Subsidiary and Mr. Bosse are also parties to an Employment Agreement, dated as of March 18, 2013, filed with the Securities and Exchange Commission as Exhibit 10.19 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2012 (the “Bosse Agreement”), which provides for certain severance payments and benefits subject to the execution of an irrevocable release of claims.  In consideration for the release provided by Mr. Bosse as set forth in Exhibit A to the Separation Agreement, Mr. Bosse will receive a lump sum severance payment, vesting of certain stock option and restricted stock grants, and certain other payments and benefits as set forth in the Separation Agreement, which includes the severance payments and benefits he is entitled to under the Bosse Agreement.

Mr. Bosse’s departure did not result from any disagreement with the Company regarding any matter related to the Company’s operations, policies or practices.

The foregoing summary of the terms and conditions of the (i) Separation Agreement is qualified in its entirety by reference to the full text of the Separation Agreement, which is attached hereto as Exhibit 10.2, and (ii) Bosse Agreement is qualified in its entirety by reference to the full text of the Bosse Agreement.

Chief Accounting Officer

One July 29, 2015, the Company announced the appointment of Amitabh Rai as Senior Vice President and Chief Accounting Officer, effective as of July 28, 2015.  This announcement is more fully described in the press release attached as Exhibit 99.2 to this Current Report on Form 8-K.

Mr. Rai brings over 25 years of accounting and leadership experience in manufacturing, sales and finance-driven environments to the Company.  Before joining the Company, Mr. Rai served as Senior Vice President and Chief Accounting Officer of Laureate Education Inc., a global leader in providing higher education, for eight years.  Prior to joining Laureate, Mr. Rai was Vice President, Corporate Controller and Principal Accounting Officer of Remy International, Inc. for four years.  Before joining Remy in 2003, Mr. Rai spent 13 years with Sensient Technologies Corporation.  Mr. Rai is a Certified Public Accountant and also holds a Bachelors of Engineering degree.

In connection with Mr. Rai’s appointment, the Subsidiary and Mr. Rai entered into an Employment Agreement dated as of July 31, 2015 (the “Rai Agreement”) pursuant to which Mr. Rai will be (i) paid an annual base salary of $310,000, (ii) eligible to receive an annual bonus, the target amount of which shall not be less than 50% of his then current base salary, (iii) eligible to participate in all of the various employee benefit plans and programs which are made available to similarly situated officers of the Company, and (iv) eligible to be considered for grants of awards under any of the Subsidiary’s long-term incentive compensation plans maintained by the Company.  The term of the Rai Agreement is one year with automatic one-year renewals unless the Subsidiary or Mr. Rai provides written notice.  On at least an annual basis during the term of the Rai Agreement, Mr. Rai’s annual base salary and annual bonus target will be reviewed and is subject to adjustment at the discretion of the Company’s Board of Directors.

The Rai Agreement provides for certain payments and benefits in the event it is terminated under specific circumstances.  In the event the Rai Agreement is terminated other than for “Cause” or as a result of a “Constructive Termination” (as such terms are defined in the Rai Agreement), Mr. Rai will be entitled to (i) a lump sum cash payment equal to one times (or two times if such termination is within one-year following a “Change in Control” (as such term is defined in the Rai Agreement)) the sum of his annual base salary and annual bonus target in effect at the time of termination, (ii) vesting of time based equity awards that would otherwise have vested on or prior to the end of the one year period beginning at the time of termination (or vesting of all outstanding time based equity awards if such termination is within one-year following a Change in Control), (iii) vesting of performance based equity awards in accordance with the applicable provisions of the applicable incentive plan or related award agreements, and (iv) certain other payments and benefits as set forth in the Rai Agreement.  Upon the request of the Subsidiary, Mr. Rai’s receipt of such payments and benefits is contingent upon him executing and not revoking a release of claims containing customary and appropriate terms and conditions as determined in good faith by the Subsidiary.  The Rai Agreement also contains confidentiality, proprietary information and work product, non-competition, non-solicitation, and non-disparagement provisions.

The foregoing summary of the terms and conditions of the Rai Agreement is qualified in its entirety by reference to the full text of the Rai Agreement, which is attached hereto as Exhibit 10.3.

Subject to the approval of the Company’s Board of Directors, Mr. Rai is eligible to receive (i) a restricted stock grant equal to $200,000 in value as of the grant date, which shall vest pro-rata over three (3) years, and (ii) an equity grant for 2016, the target amount of which shall be $150,000 in value as of the grant date.  Mr. Rai is also eligible for a one-time payment of $100,000 (net after taxes) to cover out of pocket expenses associated with his move to the Dallas, Texas area.

Item 9.01              Financial Statements and Exhibits

(d)           Exhibits

Exhibit No.	Description

10.1	Employment Agreement dated as of July 31, 2015 by and between Robert M. Jackson and CyrusOne LLC.

10.2	Separation Agreement dated as of July 31, 2015 by and between Thomas W. Bosse and CyrusOne LLC.

10.3	Employment Agreement dated as of July 31, 2015 by and between Amitabh Rai and CyrusOne LLC.

99.1	Press Release dated July 29, 2015.

99.2	Press Release dated July 29, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYRUSONE INC.

Date: August 3, 2015	By:	/s/ Thomas W. Bosse
Name: Thomas W. Bosse
Title: Vice President, General Counsel and Secretary

Index of Exhibits

Exhibit No.	Description

10.1	Employment Agreement dated as of July 31, 2015 by and between Robert M. Jackson and CyrusOne LLC.

10.2	Separation Agreement dated as of July 31, 2015 by and between Thomas W. Bosse and CyrusOne LLC.

10.3	Employment Agreement dated as of July 31, 2015 by and between Amitabh Rai and CyrusOne LLC.

99.1	Press Release dated July 29, 2015.

99.2	Press Release dated July 29, 2015.